Exhibit 10.5

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

                THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into as of the 24th day of  February, 2006, between TransDigm Holding Company, a Delaware corporation (the “Company”), and W. Nicholas Howley (the “Executive”).

                WHEREAS, the Company and the Executive entered into a certain Employment Agreement dated June 6, 2003 (the “Employment Agreement”).  Capitalized terms used herein without definition have the meanings given thereto in the Employment Agreement.

                WHEREAS, the Company and the Executive seek to amend the Employment Agreement to provide for certain rights on behalf of the Executive to use the aircraft owned by the Company for personal use.

                WHEREAS, the Company and the Executive also seek to amend the Employment Agreement to reflect that Raymond Laubenthal is now the President of the Company and that the Executive’s roles with the Company are those of Chief Executive Officer and Chairman.

                WHEREAS, the Company and the Executive also seek to amend the Employment Agreement in order to make clear certain provisions of the noncompetition clause and the indemnification to which the Executive is entitled under the terms of his employment.

                NOW, THEREFORE, the parties agree as follows:

                1.             Section 3(a) of the Employment Agreement is hereby amended to delete the first sentence thereof and substitute in lieu thereof the following:

                “During the Term, the Executive shall serve as the Chairman and Chief Executive Officer of each of the Company and its subsidiary, TransDigm Inc. (“TransDigm”), with such customary responsibilities, duties and authority as may from time to time be assigned to the Executive by the Board.”

                2.             Section 7 of the Employment Agreement is hereby amended such that references to the “Company” contained therein are deemed to refer to “TransDigm Group Incorporated and each of its direct and indirect subsidiaries.”

                3.             The Employment Agreement is hereby amended to add a new Section 21 to the Employment Agreement, which shall read in its entirety as follows:

                “21.         Personal Use of Company Aircraft.  The Executive shall be permitted to use the Company’s aircraft for personal purposes up to fourteen (14) times per year (round trip travel considered one use), provided there is no interference with the Company’s use of the aircraft for business purposes as outlined in the Company’s “Use of Company Aircraft” policy.  Income will be imputed to the Executive for tax purposes with regard to such personal use of the Company’s aircraft at the Standard Industry Fare Level (SIFL) rate, as published by the Internal Revenue Code.”

                4.             The Employment Agreement is hereby amended to delete Section 20(a) in its entirety and substitute in lieu thereof the following:

                “(a)         The Company shall indemnify the Executive to the fullest extent permitted by the laws of the State of Delaware, as in effect at the time of the subject act or omission, and shall advance to the Executive reasonable attorneys’ fees and expenses as such fees and expenses are incurred (subject to an undertaking from the Executive to repay such advances if it shall be finally determined by a judicial decision which is not subject to further appeal that the Executive was not entitled to the reimbursement of such fees and expense) and he shall be entitled to the protection of any insurance policies the Company shall elect to maintain generally for the benefit of its directors and officers (“Directors and Officers Insurance”) against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being  or having been a director, officer or employee of the Company or any of its subsidiaries or his serving or having served any other enterprise as a director, officer or employee at the request of the Company (other than any dispute, claim or controversy arising under or relating to this Agreement).  The Company covenants to maintain during the Term and for a reasonable period of time thereafter (which period shall not be less than five (5) years) for the benefit of the Executive (in his capacity as a current or former officer and director of the Company, as applicable) Directors and Officers Insurance providing customary benefits to the Executive with respect to all periods during the Term.”

                5.             Except as amended hereby, the Employment Agreement shall remain in full force and effect.

                IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

TRANSDIGM HOLDING COMPANY

By:	/s/ Greg Rufus
Name:	Greg Rufus
Title:	Executive Vice President and Chief Financial Officer

/s/ W. Nicholas Howley
W. NICHOLAS HOWLEY